                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        CASH AMERICA INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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

                        CASH AMERICA INTERNATIONAL, INC.
                              1600 WEST 7TH STREET
                            FORT WORTH, TEXAS 76102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 16, 2001

To Our Shareholders:

     The Annual Meeting of Shareholders of Cash America International, Inc. (the "Company") will be held at the Fort Worth Club, 11th Floor, Fort Worth Club Building, 306 West 7th Street, Fort Worth, Texas on Wednesday, May 16, 2001 at 9:00 a.m., Fort Worth Time, for the following purposes:

          (1) To elect ten (10) persons to serve as directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

          (2) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year 2001;

          (3) To consider and act upon a proposal to amend the Company's 1994 Long-Term Incentive Plan; and

          (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Common Stock of the Company at the close of business on March 28, 2001 are entitled to notice of and to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is required for a quorum to transact business. The stock transfer books will not be closed.

     Management sincerely desires your presence at the meeting. However, so that we may be sure that your shares are represented and voted in accordance with your wishes, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                            By Order of the Board of Directors,

                                                      Hugh A. Simpson
                                                         Secretary

Fort Worth, Texas
April 23, 2001

                        CASH AMERICA INTERNATIONAL, INC.
                              1600 WEST 7TH STREET
                            FORT WORTH, TEXAS 76102
                         (PRINCIPAL EXECUTIVE OFFICES)

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 16, 2001

                            SOLICITATION OF PROXIES

     The proxy statement and accompanying proxy are furnished in connection with the solicitation by the Board of Directors of Cash America International, Inc., a Texas corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Fort Worth Club located on the 11th Floor of the Fort Worth Club Building, 306 West 7th Street, Fort Worth, Texas on Wednesday, May 16, 2001 at 9:00 a.m., Fort Worth Time and at any recess or adjournment thereof. The solicitation will be by mail, and this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about April 23, 2001.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at its principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until such notice has been received by the Company at or before the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from shareholders, and will pay such firm a fee for its services of approximately $5,000.00. Further solicitation of proxies may be made by telephone or other electronic communication following the original solicitation by directors, officers and regular employees of the Company or by its transfer agent who will not be additionally compensated therefor, but will be reimbursed by the Company for out-of-pocket expenses.

     A copy of the Annual Report to Shareholders of the Company for its fiscal year ended December 31, 2000 is being mailed with this Proxy Statement to all shareholders entitled to vote, but it does not form any part of the information for solicitation of proxies.

                     VOTING SECURITIES OUTSTANDING; QUORUM

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 28, 2001 (the "Record Date"). At the close of business on March 28, 2001, there were 24,723,726 shares of Common Stock, par value $.10 per share, issued and outstanding, each of which is entitled to one vote on all matters properly brought before the meeting. There are no cumulative voting rights. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the Annual Meeting is necessary for the election of directors, for ratification of the appointment of independent auditors, and for approval of the proposed amendment to the Company's 1994 Long-Term Incentive Plan. Shares voted for a proposal and shares represented by returned proxies that do not contain instructions to vote against a proposal or to abstain from voting will be counted as shares cast for the proposal. Shares will be counted as cast against the proposal if the shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes for or against the proposal and will not be treated as shares entitled to vote, but such shares will be counted for purposes of determining the presence of a quorum.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the shareholders of the Company will consider and vote on the following matters:

          (1) Election of ten (10) persons to serve as directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

          (2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year 2001;

          (3) A proposal to amend the Company's 1994 Long-Term Incentive Plan;
     and

          (4) Such other business as may properly come before the meeting or any adjournments thereof.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors for the ensuing year will consist of ten
(10) members who are to be elected for a term expiring at the next annual meeting of shareholders or until their successors shall be elected and shall have qualified. The following slate of ten nominees has been chosen by the Board of Directors and the Board recommends that each be elected. Unless otherwise indicated in the enclosed form of Proxy, the persons named in such proxy intend to nominate and vote for the election of the following nominees for the office of director. Rosalin Rogers has chosen not to stand for re-election, and as a result is not a nominee. All of the nominees are presently serving as directors.

                                          PRINCIPAL OCCUPATION                       DIRECTOR
NAME AND AGE                             DURING PAST FIVE YEARS                       SINCE
------------                             ----------------------                      --------
Jack Daugherty        Mr. Daugherty has served as Chairman of the Board and Chief      1983
  (53)                Executive Officer of the Company from its inception until
                      February 2000, when he retired from the position of Chief
                      Executive Officer. Mr. Daugherty has owned and operated
                      pawnshops since 1971.

A. R. Dike            Mr. Dike has owned and served as Chairman of the Board and       1988
  (65)                Chief Executive Officer of The Dike Co., Inc. (a private
                      insurance agency) for over twenty years. He served as
                      Chairman of Willis Corroon Life, Inc. of Texas from 1991
                      through June 1999.

Daniel R. Feehan      Mr. Feehan assumed the position of Chief Executive Officer       1984
  (50)                and President of the Company in February 2000, and prior to that served as President and Chief Operating Officer since
                      January 1990.

James H. Graves       Mr. Graves has served as Managing Director -- Investment         1996
  (52)                Banking for UBS Warburg since November 2000, and prior to
                      that he served as Chief Operating Officer of J. C. Bradford
                      & Co., a Nashville based securities firm, where he worked
                      for more than five years.

B. D. Hunter          Mr. Hunter is the founder of Huntco, Inc., an intermediate       1984
  (71)                steel processing company, and for more than five years has served as its Chairman of the Board and Chief Executive
                      Officer.

Timothy J. McKibben   Chairman of the Board of Ancor Holdings, a private               1996
  (52)                investment firm, since 1993, and prior to that, Chairman of the Board and President of Anago Incorporated, a medical
                      products manufacturing company he co-founded in 1978.

                                          PRINCIPAL OCCUPATION                       DIRECTOR
NAME AND AGE                             DURING PAST FIVE YEARS                       SINCE
------------                             ----------------------                      --------
Alfred M. Micallef    President since 1974, and currently Chief Executive Officer,     1996
  (58)                of JMK International, Inc., a holding company of rubber and plastics manufacturing businesses.

Clifton H. Morris,    Executive Chairman of the Board of AmeriCredit Corp., a          1998
  Jr.                 national automobile consumer finance company, since July
  (65)                1988. (Mr. Morris served as a director of the Company from
                      1984 to 1996.)

Carl P. Motheral      Mr. Motheral is Chairman of the Board of Motheral Printing       1983
  (74)                Company (a commercial printing company), where he has served in various executive capacities for over thirty-five years.

Samuel W. Rizzo       Consultant and private investor since 1995, and prior to         1984
  (65)                that Executive Vice President of Service Corporation
                      International ("SCI"), a publicly held company that owns and operates funeral homes and related businesses, since
                      February 1990.

Each nominee for election as a director has consented to serve if elected. The Board of Directors does not contemplate that any of the above-named nominees for director will be unable to accept election as a director of the Company. Should any of them become unavailable for election as a director of the Company then the persons named in the enclosed form of proxy intend to vote such shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

     Certain nominees for director of the Company hold directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934. Mr. Feehan is a director of KBK Capital Corporation, AZZ incorporated, and Calloway's Nursery, Inc. Mr. Graves is a director of Hallmark Financial Services, Inc. Mr. Hunter is a director of Celebrity, Inc., Huntco Inc., and SCI (where he serves as Vice Chairman). Mr. McKibben is a director of Calloway's Nursery, Inc. Mr. Morris is a director of AmeriCredit Corp. and SCI.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during the fiscal year ended December 31, 2000. Standing committees of the Board include the Executive Committee, Audit Committee, Executive Compensation Committee, and Stock Option Committee. The Company does not have a Nominating Committee. The Executive Committee did not meet during fiscal 2000.

     The Audit Committee's principal responsibilities are described under "Audit Committee Report" in this Proxy Statement. Its members are Messrs. Rizzo and Morris and Ms. Rogers. The Audit Committee held three meetings during fiscal 2000.

     The Executive Compensation Committee oversees and administers the Company's executive compensation program and administers the Company's 1994 Long-Term Incentive Plan. Its decisions relating to executive compensation are reviewed by the full Board of Directors. Its members are Messrs. Hunter, Dike, and Graves. The Committee held one meeting during fiscal 2000.

     The Stock Option Committee has the general duty to administer the Company's 1987 Stock Option Plan (with Stock Appreciation Rights) and the 1989 Key Employee Plan. Its members are Messrs. Dike, McKibben, Micallef and Motheral. The Stock Option Committee held no meetings during fiscal 2000.

     All directors attended 75% or more of the total number of meetings of the Board and of committees on which they serve.

DIRECTORS' COMPENSATION

     Directors each receive a retainer of $2,500 per quarter. In addition, Board members receive $3,000 per Board meeting attended, Executive Committee members receive meeting fees for each Executive Committee meeting attended ($1,875 for the chair of the committee and $1,500 for other members), and all other committee members receive meeting fees for each committee meeting attended ($1,250 for the committee chairs and $1,000 for the other members).

     Effective October 25, 1989, options to purchase shares of the Company's common stock were granted under the 1989 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") in the following amounts (after adjustment for stock splits in 1990 and 1992): 225,000 shares to each non-employee director serving on the Executive Committee of the Board of Directors (i.e., Messrs. Rizzo, Motheral and Morris), 150,000 shares to each other non-employee director with at least each two years of service on the Board of Directors as of the date of grant (i.e., Mr. Hunter) and 120,000 shares to each other non-employee director (i.e., Mr. Dike). The exercise price for all shares underlying such options is $6.33 (after adjustment for stock splits in 1990 and 1992). The options expire October 25, 2004. As a condition to participation in the Non-Employee Director Plan, each director named above in this paragraph entered into a Consultation Agreement with the Company dated as of April 25, 1990. Under these Agreements, the non-employee directors have agreed to serve the Company in an advisory and consultive capacity. They do not receive any additional compensation under these Agreements, however.

     The Company's 1994 Long-Term Incentive Plan also provides for the grant of stock options to non-employee directors. Under this Plan, non-employee directors receive options to purchase 5,000 shares of the Company's common stock upon joining the Board of Directors. Those directors continuing their service receive options for 2,500 shares at the time of each annual meeting of shareholders. In each case, the exercise price of the options is the closing price of the Company's common stock on the New York Stock Exchange on the day preceding the grant date. The options issued under this Plan vest one year after the grant date and expire upon the earlier of five (5) years after the director's retirement date or ten (10) years after the grant date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company has only one outstanding class of equity securities, its Common Stock, par value $.10 per share.

     The following table sets forth certain information, as of the Record Date, with respect to each person or entity who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock. The information below was derived solely from filings made by such owners with the Securities and Exchange Commission.

                                                              AMOUNT OF      PERCENT
                                                              BENEFICIAL       OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP       CLASS
------------------------------------                          ----------     -------
Barry R. Feirstein..........................................  2,500,000(1)    9.84%
Feirstein Capital Management, L.L.C.
Feirstein Partners, L.P.
390 Park Avenue, 4th Floor
New York, New York 10022
David L. Babson & Co., Inc. ................................  2,428,537(2)    9.55%
One Memorial Drive
Cambridge, Massachusetts 02142
Kern Capital Management, LLC................................  2,352,000(3)    9.10%
114 West 47th Street, Suite 1926
New York, New York 10036
Eagle Asset Management, Inc. ...............................  1,839,986(4)    7.13%
880 Carillon Parkway
St. Petersburg, Florida 33716
Dimensional Fund Advisors, Inc. ............................  1,691,990(5)    6.56%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

---------------

(1) Based upon information contained in a Schedule 13G, filed with the Company, which indicates that Barry R. Feirstein has sole voting power with regard to all 2,500,000 shares and the sole right to dispose of all 2,500,000 shares.

(2) Based upon information contained in a Schedule 13G, filed with the Company, which indicates that David L. Babson & Co., Inc. has sole voting power with regard to all 2,428,537 shares and the sole right to dispose of all 2,428,537 shares.

(3) Based upon information contained in a Schedule 13G, filed with the Company, which indicates that Kern Capital Management, LLC has sole voting power with regard to all 2,352,000 shares and the sole right to dispose of all 2,352,000 shares, except to the extent that such power may be deemed to be shared with R. Kern and D. Kern, who are the controlling members of Kern Capital Management, LLC.

(4) Based upon information contained in a Schedule 13G, filed with the Company, which indicates that Eagle Asset Management, Inc. has sole voting power with regard to all 1,839,986 shares and the sole right to dispose of all 1,839,986 shares.

(5) Based upon information contained in a Schedule 13G, filed with the Company, which indicates that Dimensional Fund Advisors, Inc. has sole voting power with regard to all 1,691,990 shares and the sole right to dispose of all 1,691,990 shares.

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock, as of March 28, 2001 by its directors, nominees for election as directors, named executive officers, and all directors and executive officers as a group.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT
NAME                                                           OWNERSHIP(1)(2)    OF CLASS
----                                                          -----------------   --------
Jack Daugherty..............................................        286,112         1.15%
A. R. Dike..................................................        143,500          .58%
Daniel R. Feehan............................................        692,986         2.75%
James H. Graves.............................................         25,858          .10%
B. D. Hunter................................................        172,500(3)       .69%
Timothy J. McKibben.........................................         15,400            *
Alfred M. Micallef..........................................         27,500          .11%
Clifton H. Morris, Jr. .....................................        237,000(4)       .95%
Carl P. Motheral............................................        451,565(5)      1.81%
Samuel W. Rizzo.............................................        302,210(6)      1.21%
Rosalin Rogers..............................................         12,500            *
James H. Kauffman...........................................        123,010          .50%
Michael D. Gaston...........................................         27,567          .11%
Robert D. Brockman..........................................         60,936          .25%
Thomas A. Bessant, Jr. .....................................         49,396          .20%
Hugh A. Simpson.............................................         14,310            *
All Directors and Executive Officers as a group (18
  persons)..................................................      2,685,414(7)     10.14%

---------------

 *  Indicates ownership of less than .1% of the Company's Common Stock.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2) Except for the percentages of certain parties that are based on options exercisable within sixty days of March 28, 2001, as indicated below, the percentages indicated are based on 24,723,726 shares of Common Stock issued and outstanding on March 28, 2001. In the case of parties holding options, the percentage ownership is calculated on the assumption that the shares presently purchasable or purchasable within the next sixty days underlying such options are outstanding. The shares subject to options that are exercisable within sixty days of March 28, 2001 are as follows: Mr. Daugherty -- 141,672 shares; Mr. Dike -- 127,500 shares; Mr.
    Feehan -- 454,443 shares; Mr. Hunter -- 157,500 shares; Messrs. Graves and McKibben -- 12,500 shares each; Ms. Rogers -- 12,500 shares; Mr.
    Micallef -- 7,500 shares; Mr. Morris -- 235,000 shares; Messrs. Motheral and Rizzo -- 232,500 shares each; Mr. Kauffman -- 37,500 shares; Mr.
    Brockman -- 25,900 shares; Mr. Gaston -- 20,453 shares; and Mr.
    Bessant -- 10,600 shares.

(3) This amount includes 15,000 shares held by a corporation that Mr. Hunter indirectly controls. Mr. Hunter disclaims beneficial ownership of such shares.

(4) This amount includes 2,000 shares owned by Mr. Morris' wife.

(5) This amount includes 206,250 shares held by a limited partnership that Mr. Motheral indirectly controls. Mr. Motheral disclaims beneficial ownership of such shares.

(6) This amount includes 10,500 shares owned by trusts of which Mr. Rizzo is trustee and 4,000 shares owned by Mr. Rizzo's wife.

(7) This amount includes 1,758,193 shares that directors and executive officers have the right to acquire within the next sixty days through the exercise of stock options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers and directors are required to file under
Section 16(a) of the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, and written representations from individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2000 all filing requirements applicable to executive officers and directors have been complied with.

                             EXECUTIVE COMPENSATION

     The following sets forth information for each of the Company's last three fiscal years concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION -
                                            ANNUAL COMPENSATION         AWARDS
                                           ----------------------   --------------
                                                                      SECURITIES
NAME AND                                                              UNDERLYING
PRINCIPAL                                                              OPTIONS/          ALL OTHER
POSITION                            YEAR   SALARY($)    BONUS($)       SARS(#)       COMPENSATION($)(1)
---------                           ----   ----------   ---------   --------------   ------------------
Daniel R. Feehan,.................  2000    383,438       59,058       150,000             35,637
Chief Executive Officer             1999    385,826           --            --             36,022
and President(2)                    1998    383,438           --            --             31,963
James H. Kauffman,................  2000    263,415       54,228        50,000              8,103
EVP -- Foreign Operations;          1999    262,422       21,770            --              8,630
CEO -- Rent-A-Tire, Inc.            1998    256,663       43,538            --              6,772
Michael D. Gaston,................  2000    187,008       29,362        50,000              5,762
Executive Vice President --         1999    185,625           --            --              6,063
Business Development(4)             1998    178,889           --            --              2,810
Robert D. Brockman,...............  2000    180,970       28,414        50,000              5,135
Executive Vice President --         1999    186,370           --            --              5,422
Administration                      1998    179,956           --            --              3,346
Thomas A. Bessant, Jr.,...........  2000    178,500       21,994        50,000              5,118
Executive Vice President --         1999    177,827           --            --              5,115
Chief Financial Officer             1998    143,975           --            --              2,407
Hugh A. Simpson,..................  2000    178,500       21,994        50,000              2,140
Executive Vice President --         1999    177,827           --            --              2,155
General Counsel and Secretary       1998    160,858           --            --              1,238

---------------

(1) The amounts disclosed in this column for 2000 include:

     (a) Company contributions of the following amounts under the Company's 401(k) Savings Plan on behalf of Mr. Feehan: $10,036; Mr. Kauffman:
         $6,998; Mr. Gaston: $5,050; Mr. Brockman: $4,899; Mr. Bessant: $4,963;
         and Mr. Simpson: $1,985.

     (b) Payment by the Company of premiums for term life insurance on behalf of Mr. Feehan: $601; Mr. Kauffman: $1,105; Mr. Gaston: $712; Mr. Brockman:
         $236; Mr. Bessant: $155; and Mr. Simpson: $155.

     (c) Annual premium payments under split-dollar life insurance policies on Mr. Feehan ($25,000).

(2) Mr. Feehan served as Chairman and Co-Chief Executive Officer of Mr. Payroll Corporation from February 1998 to February 1999 before returning to the position of President and Chief Operating Officer of the Company. He assumed the position of Chief Executive Officer and President effective February 1, 2000.

     The following table shows all individual grants of stock options to the named executive officers of the Company during the fiscal year ended December 31, 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                    -------------------------------------------------------------------
                                     NUMBER OF
                                     SECURITIES     % OF TOTAL
                                     UNDERLYING    OPTIONS/SARS                                GRANT
                                    OPTIONS/SARS    GRANTED TO    EXERCISE OR                   DATE
                                      GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION    PRESENT
                                       (#)(1)      FISCAL YEAR      ($/SH)         DATE      VALUE $(2)
                                    ------------   ------------   -----------   ----------   ----------
Daniel R. Feehan..................    150,000          15.8         10.125       01/26/10     943,800
James H. Kauffman.................     50,000           5.3         10.125       01/26/10     314,600
Michael D. Gaston.................     50,000           5.3         10.125       01/26/10     314,600
Robert D. Brockman................     50,000           5.3         10.125       01/26/10     314,600
Thomas A. Bessant, Jr. ...........     50,000           5.3         10.125       01/26/10     314,600
Hugh A. Simpson...................     50,000           5.3         10.125       01/26/10     314,600

---------------

(1) These stock options were granted on January 26, 2000 and become exercisable on January 26, 2005, subject to accelerated vesting as follows: The options would vest 50% if the market price of the Company's common stock equals or exceeds 150% of the exercise price for 20 consecutive calendar days, and the options would vest 100% if the market price equals or exceeds 200% of the exercise price for 20 consecutive calendar days.

(2) As permitted by the Securities and Exchange Commission's rules on executive compensation disclosure, the company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations are based upon the following assumptions as of the grant date: (i) dividend yield per share of .42% based on the Company's history of dividend payments; (ii) volatility of 48.87%;
    (iii) exercise of the option at the end of the option term; (iv) a risk-free rate of return of 6.78% (based on the then quoted yield of Treasury Notes maturing 10 years from the grant date); and (v) a 3% annual discount factor for vesting limitations.

     The following table provides information concerning option exercises in fiscal 2000 and the value of unexercised options held by each of the named executive officers at the end of the Company's last fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                                    SECURITIES
                                                                    UNDERLYING      VALUE OF UNEXERCISED
                                                                    UNEXERCISED         IN-THE-MONEY
                                                                  OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                    FY-END (#)         FY-END ($)(1)
                                 SHARES ACQUIRED                  ---------------   --------------------
                                   ON EXERCISE        VALUE        EXERCISABLE/         EXERCISABLE/
NAME                                   (#)         REALIZED ($)    UNEXERCISABLE       UNEXERCISABLE
----                             ---------------   ------------   ---------------   --------------------
Daniel R. Feehan...............           --               --     454,443/226,493        -0-/-0-
James H. Kauffman..............       24,100           31,631      43,750/87,500         -0-/-0-
Michael D. Gaston..............           --               --      20,453/70,453         -0-/-0-
Robert D. Brockman.............                                    25,900/72,402         -0-/-0-
Thomas A. Bessant, Jr. ........           --               --      10,600/63,629         -0-/-0-
Hugh A. Simpson................        9,100           16,494       -0-/65,624           -0-/-0-

---------------

(1) Values stated are based upon the closing price of $4.375 per share of the Company's Common Stock on the New York Stock Exchange on December 31, 2000, the last trading day of the fiscal year.

COMPENSATION COMMITTEE REPORT

  OVERALL EXECUTIVE COMPENSATION POLICIES

     The basic philosophy of the Company's executive compensation program is to link the compensation of its executive officers to their contribution toward the enhancement of shareholder value. Consistent with that philosophy, the program is designed to meet the following policy objectives:

     - Attracting and retaining qualified executives critical to the long-term success of the Company.

     - Tying executive compensation to the Company's general performance and specific attainment of long-term strategic goals.

     - Rewarding executives for contributions to strategic management designed to enhance long-term shareholder value.

     - Providing incentives that align the executive's interest with those of the Company's shareholders.

  ELEMENTS OF EXECUTIVE COMPENSATION

     The Company's executive compensation program consists of the following elements designed to meet the policy objectives set out above:

     Base Salary

     The Committee sets the annual salary of the Company's Chief Executive Officer and reviews the annual salaries of the Company's other executive officers. In setting appropriate annual salaries, the Committee takes into consideration the minimum salaries set forth in certain executives' employment contracts (described elsewhere in this Proxy Statement), the level and scope of responsibility, experience, and performance of the executive, the internal fairness and equity of the Company's overall compensation structure, and the relative compensation of executives in similar positions in the marketplace. The Committee relies on information supplied by an outside compensation consulting firm pertaining to competitive compensation. The Company's executive compensation program is designed to position base salary at the 50th percentile of the competitive market and total cash compensation, including annual performance incentives, at the 75th percentile of the competitive market. The Committee believes that very few of the companies in the peer groups described below under "Performance Graph" are included in the surveys used for compensation comparisons. Those surveys represent a much broader collection of U.S. companies.

     Annual Incentive Compensation

     The Company's executive compensation program consists of both short-term and long-term incentive components.

     a. Short-Term Component

     Under this component, the Company's executive officers are eligible to receive annual incentive cash bonuses equal to certain percentages of their annual base salaries. The bonus percentage varies depending upon the officer's position with the Company, and the bonus amount increases in the event the Company's operating performance exceeds the financial plan.

     b. Long-Term Component

     Under this component, the Company's executive officers are eligible to receive long-term incentive grants in the form of restricted stock and/or stock options, with the number of shares of stock and/or options to equal certain percentages of the officers' annual base salaries. The applicable percentage varies depending upon the officer's position with the Company. The allocation between restricted stock and stock options is determined by the Committee at its discretion. The Company's 1994 Long-Term Incentive Plan (the "1994 Plan") allows for these forms of stock-based long-term incentive compensation awards. This long-term incentive component is designed to further the objective of fostering and promoting improvement in long-term financial results and increases in shareholder value. The Company has granted options to its executive officers in recent years at an exercise price equal to the closing price of the Company's common stock on the New York Stock Exchange on the day preceding the date of grant. This arrangement rewards effective management that results in long-term increases in the Company's stock price. The options granted to certain of the Company's executive officers in 2000 vest five years after the date of grant. However, vesting accelerates if the Company's stock price hits certain target levels: the options vest 50% if the stock price equals or exceeds 150% of the exercise price for twenty consecutive calendar days, and the options vest 100% if the stock price equals or exceeds 200% of the exercise price for twenty consecutive calendar days. This option grant provided that these executive officers would be eligible to receive a comparable grant of options three years after the grant date or upon 100% vesting of the options, whichever comes first. With this grant, the Company further strengthened the link between its senior management's interests and those of the Company's shareholders.

     Deductibility Cap on Executive Compensation

     A federal tax law enacted in 1994 disallows corporate deductibility for certain compensation paid in excess of $1,000,000 to the Chief Executive Officer and the four other most highly paid executive officers. "Performance-based compensation," as defined in the tax law, is not subject to the deductibility limitation, provided certain shareholder approval and other requirements are met. Although the cash compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers is well below the $1,000,000 level in each case, the Committee determined that the Company should seek to ensure that future stock option and performance award compensation under the 1994 Plan qualifies as "performance-based compensation." Accordingly, the 1994 Plan is intended to meet the requirements of this tax law and thereby preserve full deductibility of both stock option and stock-based performance award compensation expense.

  CEO'S COMPENSATION FOR FISCAL 2000

     The fiscal 2000 salary of Mr. Daniel R. Feehan, Chief Executive Officer of the Company, was based primarily on his rights under his employment agreement with the Company. Under that agreement, Mr. Feehan's minimum base salary was $386,000. The Committee believes that the total cash compensation paid to Mr. Feehan was appropriate in light of the Company's accomplishments in 2000, most notably the turnaround in the performance of the Company's core domestic lending operations during the year.

     These 2000 accomplishments also support the Committee's belief that the fiscal 2000 cash compensation of the Company's other executive officers was set at appropriate levels.

                        EXECUTIVE COMPENSATION COMMITTEE

                             B.D. Hunter, Chairman
                                   A.R. Dike
                                James H. Graves

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Graph on Page 12 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Executive Compensation Committee of the Company's Board of Directors is an officer, former officer, or employee of the Company or any subsidiary of the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     As a condition to receiving grants of options under the 1989 Key Employee Stock Option Plan for Cash America International, Inc., Messrs. Daugherty and Feehan entered into employment agreements with the Company dated April 25, 1990. Effective August 1, 1997, Messrs. Daugherty and Feehan entered into amended and restated employment agreements with the Company. In conjunction with his retirement from the position of Chief Executive Officer of the Company, Mr. Daugherty entered into an amended and restated employment agreement with the Company effective February 1, 2000.

     The initial term of Mr. Feehan's agreement expires July 31, 2002. Under his agreement, compensation is determined annually by the Company's Board of Directors, subject to minimum annual compensation of $386,000. Included in the agreement is Mr. Feehan's covenant not to compete with the Company during the term of his employment and for a period of three years thereafter. The employment agreement also provides that if he is terminated by the Company other than for cause, the Company will pay to Mr. Feehan the remainder of his current year's salary plus an amount equal to his salary, at the then current rate, for a period equal to the greater of three years or the remainder of the term of the agreement, with that amount payable in thirty-six equal monthly installments. In the event he resigns or is terminated other than for cause within twelve months after a "change in control" of the Company (as that term is defined in the employment agreement), he will be entitled to earned and vested bonuses at the date of termination plus the remainder of his current year's salary (undiscounted) plus the present value (employing an interest rate of 8%) of five additional years' salary (for which purpose "salary" includes the annual rate of compensation immediately prior to the "change in control" plus the average annual cash bonus for the immediately preceding three year period).

     The term of Mr. Daugherty's agreement expires January 31, 2005, with no provision for renewal or extension. His annual compensation under the agreement is $200,000. Included in the agreement is Mr. Daugherty's covenant not to compete with the Company during the term of his employment and for a period of three years thereafter. The agreement also provides that if Mr. Daugherty is terminated by the Company other than for cause, the Company will pay him the remainder of his current year's salary plus an amount equal to his salary, at the then current rate, for a period equal to the greater of three years or the remainder of the term of the agreement, with that amount payable in thirty-six equal monthly installments. However, the agreement does not provide for any separation payment following a "change in control."

PERFORMANCE GRAPH

     The following Performance Graph shows the changes over the past five year period in the value of $100 invested in: (1) the Company's Common Stock, (2) the Standard & Poor's 500 Index, and (3) the common stock of a peer group of companies whose returns are weighted according to their respective market capitalizations. The values of each investment as of the beginning of each year are based on share price appreciation and the reinvestment of dividends. The peer group consists of the other companies in the pawnbroking industry with publicly traded common stock.

                            TOTAL RETURN PERFORMANCE

                              [PERFORMANCE GRAPH]

                                                                   Period Ending
                                   ---------------------------------------------------------------------------
                                     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
                                   ----------     --------     --------     --------     --------     --------
 Cash America International, Inc.     100.00       155.78       238.28       280.72       181.06        81.79
 S&P 500                              100.00       122.86       163.86       210.64       254.97       231.74
 Peer Group                           100.00       136.50       231.34       219.94       125.73        35.48

TRANSACTIONS WITH MANAGEMENT

     In December 1999, the Company sold the assets of three of its pawnshop units, along with certain real estate, to Ace Pawn, Inc. ("Ace"), a corporation controlled by the Company's then Chairman of the Board and Chief Executive Officer Jack R. Daugherty. The sales price of $4,520,000 for these assets was determined by the independent appraisal of a nationally recognized consulting firm, which was engaged at the direction of the Executive Compensation Committee of the Board of Directors. The Company financed Ace's purchase of the assets, receiving promissory notes secured by a security interest in all of Ace's assets. Mr. Daugherty also provided his personal guaranty of all of Ace's indebtedness under the notes. The notes bear interest at the rate of 10% per annum and require quarterly payments of principal and interest, with a final balloon payment in December 2002. The Company has a right of first refusal in the event of a proposed resale of these assets to a third party. The Company had owned these assets for more than two years at the time of the sale to Ace. Simultaneously with the purchase of the three pawnshops, Ace entered into standard form Franchise Agreements with the Company to operate the pawnshops as franchised "Cash America" units. The Board of Directors of the Company reviewed the proposed transaction and, prior to the completion of the transaction, adopted the recommendation of the Executive Compensation Committee that the transaction be approved.

     The Board of Directors of the Company adopted an officer stock loan program in 1994 and modified the program in 1996 and again in 2001. The purpose of the program is (i) to facilitate and encourage the ownership of Company common stock by the officers of the Company and (ii) to establish the terms for stock loan transactions with officers. Participants in the program can utilize loan proceeds to acquire and hold common stock of the Company by means of option exercises or otherwise. The stock to be held as a result of the loan must be pledged to the Company to secure the obligation to repay the loan. Under the terms of the loan, interest accrues at the "applicable Federal rate" for loans of this type, as published by the Internal Revenue Service from time to time. Interest is payable annually and may be paid with additional loan proceeds. Each loan has a one year maturity and is renewable thereafter for successive one year terms, except that the Committee could notify the borrower during any renewal term that the loan would not renew again after the next succeeding renewal term. The obligation becomes nonrecourse to the borrower upon the occurrence of any one of the following events: (i) a "change in control" of the Company, (ii) the borrower's involuntary termination of employment without cause, (iii) the borrower's death or long term disability while employed by the Company, or (iv) the borrower's retirement at age 60 or older. The aggregate principal balance of all outstanding loans under the program may not exceed $10,000,000 at any time. As of December 31, 2000, Messrs. Feehan, Kauffman, Brockman, Bessant and Simpson had stock loans outstanding under this program in the aggregate principal amounts of $2,413,229, $350,533, $336,752, $328,532 and $142,672, respectively.

                      PROPOSAL TO APPROVE AMENDMENT TO THE
                         1994 LONG-TERM INCENTIVE PLAN

INTRODUCTION

     At the Annual Meeting, the Company's shareholders will be requested to consider and act upon a proposal to amend Section 5 of the Company's 1994 Long-Term Incentive Plan (the "Plan"). The amendment provides for the authorization of an additional 1,200,000 shares available for issuance under and in accordance with the terms of the Plan.

     On January 24, 2001, Board of Directors adopted the proposed amendment to the Plan, subject to approval by the Company's shareholders. The purpose of the amendment is to authorize sufficient shares for issuance under the Plan to meet the needs of the Company's executive compensation program for a period of approximately four to five years. The Board of Directors believes that the proposed amendment is desirable since it will serve to promote the Company's interests and those of its shareholders by strengthening the Company's ability to attract and retain key employees who can make substantial contributions to the success of the Company. The operation of the Plan will also facilitate equity ownership of the Company by its officers, key management, and other employees, thereby providing them with a direct personal interest in the Company's continued success and progress, and in the market price of its stock.

     If the proposed amendment to the Plan is approved by shareholders, the Board of Directors intends, with respect to future grants, to utilize the remaining shares previously authorized in respect of the Plan for future grants before utilizing the additional shares recommended for approval at the 2001 Annual Meeting.

DESCRIPTION

     Set forth below is a summary of certain important features of the Plan and the proposed amendment to it. This description is qualified in its entirety by reference to the complete text of the Plan, including the proposed amendment, which is set forth as APPENDIX A to this Proxy Statement and entitled the "Cash America International, Inc. 1994 Long-Term Incentive Plan."

PLAN PROVISIONS

     The Plan provides that it shall be administered by the Executive Compensation Committee of the Board of Directors, who shall be "disinterested persons" within the meaning of the Securities Exchange Act of 1934, as amended to administer the Plan (the "Committee"). Employees of the Company and its affiliates are eligible for grants under the Plan. Such grants may consist of stock options, restricted stock, restricted stock units, performance shares, or other stock-based grants, on terms and conditions determined by the Committee, including such terms and conditions as the number of shares subject to the grant, and the exercise price (if applicable), vesting schedule, and forfeiture provisions of the grant. Awards of restricted stock and restricted units must bear a restriction for such period as may be determined by the Committee at its discretion. The Committee also has sole and complete authority to set performance cycles and performance goals for any performance shares granted. Grants under the Plan have generally taken the form of stock options. Outside directors of the Company are also eligible to receive grants of stock options under the Plan. (See "ELECTION OF DIRECTORS -- Directors' Compensation.")

     The options granted under the Plan are "non-qualified options" under the federal income tax laws. The recipients of options incurred no tax upon the grant of the options, and the Company received no expense deduction. At the time of the exercise of an option, the excess of the fair market value over the exercise price will constitute ordinary income to the holder, and the Company will be allowed a deduction in the same amount. (On March 28, 2001, the closing price per share of the Company's common stock on the New York Stock Exchange was $5.30.)

     The total number of shares authorized for issuance pursuant to the Plan was set at 1,400,000 in 1994, when it was approved by shareholders. In 1999, the shareholders approved an amendment to the Plan to increase by 1,200,000 the number of shares authorized for issuance, which resulted in total authorized shares of 2,600,000. As of January 31, 2001, only 263,718 shares remained available for grants of new awards under the Plan.

NEW PLAN BENEFITS

     It cannot be determined at this time what grants, if any, will be made to any person or group of persons under the Plan if the amendment is approved by shareholders. If the amendment had been in effect for the last fiscal year, the amount of grants under the Plan would not have differed from the grants actually made.

VOTE REQUIRED

     Approval of the amendment to the Plan required the affirmative vote of a majority of votes cast by the holders of common stock of the Company present or represented by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE 1994 LONG-TERM INCENTIVE PLAN.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of Cash America International, Inc. (the "Company") reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as APPENDIX B. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed with the SEC," nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Audit Committee has reviewed the audited consolidated financial statements of the Company and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants during the 2000 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committee, as amended).

     The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and be filed with the U.S. Securities and Exchange Commission.

                                AUDIT COMMITTEE

                           Samuel W. Rizzo, Chairman
                             Clifton H. Morris, Jr.
                                 Rosalin Rogers

AUDIT AND NON-AUDIT FEES

     For the 2000 fiscal year, the Company's principal accountants, PricewaterhouseCoopers LLP, billed the Company for the categories of services set forth below. The Audit Committee considered the effect of the fees shown for "Financial Information Systems Design and Implementation" and "All Other" on the principal accountants' independence.

Audit Fees:.............................................   $  258,566
Financial Information Systems Design and
  Implementation:.......................................   $2,735,884
All Other:..............................................   $  458,253

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP of Fort Worth, Texas served as independent public accountants for the Company for fiscal 2000 and has reported on the Company's financial statements. The Board of Directors of the Company has selected PricewaterhouseCoopers LLP to audit the accounts of the Company for the fiscal year ending December 31, 2001 and recommends to the shareholders that they ratify this selection for the ensuing fiscal year ending December 31, 2001. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement and will be available to respond to appropriate questions at such meeting.

     While shareholder ratification is not required for the selection of PricewaterhouseCoopers LLP since the Board of Directors has the responsibility for the selection of the Company's independent public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinion thereon, which opinion will be taken into consideration in future deliberations.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 2001 FISCAL YEAR.

                                 OTHER BUSINESS

     Any proposal to be presented by a shareholder at the Company's 2002 Annual Meeting of Shareholders must be presented to the Company by no later than November 12, 2001.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy in the enclosed reply envelope.

                                             By Order of the Board of Directors

                                                      Hugh A. Simpson
                                                         Secretary

April 23, 2001

                                                                      APPENDIX A

                        CASH AMERICA INTERNATIONAL, INC.

                         1994 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

     The purpose of the Cash America International, Inc. 1994 Long-Term Incentive Plan (the "Plan") is to promote the interests of the Company and its shareholders by (i) attracting and retaining executive personnel and other key employees of outstanding ability; (ii) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

SECTION 2. DEFINITIONS

     "Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Affiliate" shall mean any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has representation on the board of directors or any similar governing body.

     "Award" shall mean a grant or award under Section 6 through 12, inclusive, of the Plan, as evidenced in a written document delivered to a recipient of an Award as provided in Section 13(b).

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Change in Control" shall be deemed to have occurred if (i) any person(s) (as such term is used in Sections 13(d) and 14(d)2 of the Act) or party becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Executive Compensation Committee of the Board of Directors. The committee shall be made up of at least three outside directors, and only outside directors may serve on the Committee. The outside director cannot be a former officer of the company or a former employee receiving deferred compensation. The director cannot be an employee or 5% shareholder of another company that receives more than 5% of its gross receipts or $60,000 worth of business from the Company, whichever is less. The director cannot receive any remuneration, other than directors' fees, from the Company or any Subsidiary, nor can the director beneficially own more than 50% of an entity that receives any remuneration from the Company or any Subsidiary.

     "Common Stock" or "Stock" shall mean the Common Stock of the Company.

     "Company" shall mean Cash America International, Inc.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Employee" shall mean any key employee of the Employer.

     "Employer" shall mean the Company and any Subsidiary or Affiliate.

     "Fair Market Value" shall mean the closing price of the Stock on the last day prior to the date in question on which the Stock was traded.

     "Fiscal Year" shall mean the fiscal year of the Company.

     "Incentive Stock Option" shall mean a stock option granted under Section 6 which is intended to meet the requirements of Section 422 of the Code.

     "Non-Stock Based Incentive Compensation" refers to incentive compensation whose value is not based in whole or in part on the value of Common Stock.

     "Nonqualified Stock Option" shall mean a stock option granted under Section 6 which is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

     "Outside Director" shall mean a member of the Board of Directors who is not an Employee.

     "Participant" shall mean an individual who is selected by the Committee to receive an Award under the Plan.

     "Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 8 (c)(1) with respect to the applicable Performance Cycle.

     "Performance Cycle" or "Cycle" shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

     "Performance Share" shall mean an award granted pursuant to Section 8 of the Plan expressed as a share of Common Stock.

     "Restricted Period" shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

     "Restricted Stock" shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

     "Restricted Stock Unit" shall mean a fixed or variable dollar denominated unit contingently awarded under Section 9 of the Plan.

     "Stock Appreciation Right" shall mean a right granted under Section 7.

     "Stock Exchange" shall mean the national securities exchange on which the Common Stock is traded as of the particular time in question.

     "Stock Unit Award" shall mean an award of Common Stock or units granted under Section 10.

     "Stockholders Meeting" shall mean the annual meeting of stockholders of the Company in each year.

     "Subsidiary" shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

SECTION 3. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not executive officers or directors of the Company, provided the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant. The Committee's

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

decisions shall be binding upon all persons, including the Company, stockholders, an Employer, Employees, Participants and Designated Beneficiaries.

SECTION 4. ELIGIBILITY

     All Employees and non-employee consultants and advisors (other than members of the Committee) who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to be Participants in the Plan.

SECTION 5. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

     (a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 3,800,000 shares of Common Stock. In addition, no Employee may be granted Options for more than 700,000 shares of Common Stock in the aggregate during the ten-year period beginning on the effective date of the Plan. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that
(i) an Option or Stock Appreciation Right is settled for cash or expires or is terminated unexercised as to any shares of Common Stock covered thereby, or (ii) any Award in respect of shares is canceled or forfeited for any reason under the Plan without the delivery of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan. In the event that any Option or other Award granted hereunder is exercised through the delivery of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares so surrendered, to the extent permissible under Rule 16b-3, as promulgated under the Act and as interpreted from time to time by the Securities and Exchange Commission or its staff.

     (b) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall adjust appropriately any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject of Stock Options and other Awards, and (3) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award; provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 6. STOCK OPTIONS

  (a)  Grant.

     Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

  (b)  Option Price.

     The Committee shall, in its discretion, establish the option price at the time each Option is granted, which for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

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

  (c)  Exercise.

     (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

     (3) The Company, in its sole discretion, may lend money to an Employee, guarantee a loan to an Employee or otherwise assist an Employee to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan.

SECTION 7. STOCK APPRECIATION RIGHTS

     (a) The Committee may, with sole and complete authority, grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant, shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

     (b) A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right over the exercise price thereof, provided that the Committee may for administrative convenience determine that, for any Stock Appreciation Right which is not related to an Incentive Stock Option which Stock Appreciation Right can only be exercised during limited periods of time in order to satisfy the conditions of certain rules of the Securities and Exchange Commission, the exercise of any Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Stock is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine upon the exercise of a Stock Appreciation Right whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock, Stock Options, or a combination thereof.

     (c) A Limited SAR related to an Option which can only be exercised during limited periods following a Change in Control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the Change in Control or paid during the thirty-day period immediately preceding the occurrence of the Change in Control in any transaction reported on the Stock Exchange.

SECTION 8. PERFORMANCE SHARES

     (a) The Committee shall have sole and complete authority to determine the Employees who shall receive Performance Shares, the number of such shares for each Performance Cycle, the Performance Goals on which each Award shall be contingent, the duration of each Performance Cycle, and the value of each

Performance Share. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycle may differ from each other.

     (b) The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

     (c) (1) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

     (2) Payment Values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (1), above. The Committee shall determine whether Payment Values are to be distributed in the form of cash or shares of Common Stock.

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such awards. The Restricted Period may be shortened, lengthened or waived by the Committee at any time in its discretion with respect to one or more Participants or Awards outstanding.

     (b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or the Participant's legal representative, except to the extent such Restricted Stock or Restricted Stock Units have been forfeited to the Company under the terms and conditions of the Award. Payment for Restricted Stock Units shall be made to the Company in cash and/or shares of Common Stock, as determined at the sole discretion of the Committee.

SECTION 10. OTHER STOCK BASED AWARDS

     (a) In addition to granting Options, Stock Appreciation Rights, Performance Shares, Restricted Stock and Restricted Stock Units, the Committee shall have authority to grant to Participants Stock Unit Awards which can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, including Section 13 (b) below, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") as the Committee may determine in its sole and complete discretion at the time of grant. The rules need not be identical for each Stock Unit Award.

     (b) In the sole and complete discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:

          (1) Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

          (2) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration, provided that for any Common Stock to be purchased in connection with a Stock Unit Award the purchase price shall be at least 50% of the Fair Market Value of such Common Stock on the date such Award is granted.

     (3) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

     (4) Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment.

     (5) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

     (c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9, may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award.

SECTION 11. OUTSIDE DIRECTORS' OPTIONS.

  (a)  Grant of Options.

     Each Outside Director who joins the Board of Directors after 1994 shall automatically be granted an Option to purchase 5,000 shares of the common stock of the Company, $.10 par value; and on the date of each Stockholders Meeting after the 1997 Stockholders Meeting, each Outside Director shall automatically be granted an Option to purchase 2,500 shares of the common stock of the Company. All such options shall be Nonqualified Stock Options. The price at which each share of common stock covered by such Options may be purchased shall be one hundred percent (100%) of the Fair Market Value of the stock on the date the Option is granted.

  (b)  Exercise of Options.

     Except as set forth in this Section 11, an Option granted to an Outside Director shall become exercisable one year after date the option is granted. Any Option that has been outstanding for more than six (6) months shall immediately become exercisable in the event of a Change in Control. The Option may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board of Directors and for a period of five (5) years following retirement, provided that only those Options exercisable at the date of the Outside Director's retirement may be exercised during the period following retirement and, provided further, that in no event shall the Option be exercisable more than ten (10) years after the date of grant. Shares issued upon the exercise of Options granted under this Section 11 will be issued from the Company's treasury shares.

     In the event of the death of an Outside Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director's estate, by the person or persons to whom the Outside Director's rights under the Option shall pass by the Outside Director's will or the laws of descent and distribution or, by the Outside Director's designated beneficiary, and (ii) if and to the extent that the Outside Director was entitled to exercise the Option at the date of the Outside Director's death, provided that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

  (c)  Payment.

     An Option granted to an Outside Director shall be exercisable only upon payment to the Company of the full exercise price of the shares with respect to which the Option is being exercised. Payment for the shares shall be in United States dollars, payable in cash or by check.

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

SECTION 12. OUTSIDE DIRECTORS' SHARES.

     Outside Directors may elect, on an annual basis, to purchase shares of common stock of the Company from the Company in lieu of receiving all or part (in 10% increments) of their annual retainer, meeting fees and committee meeting fees in cash. The purchase price of such shares shall be the Fair Market Value of the stock for the last trading day of the month in which the retainer, meeting fees, and committee meeting fees are earned.

     Commencing January 1, 1998, the annual retainer, meeting fees and committee meeting fees payable to each Outside Director for service on the Board of Directors may, at the election of the Outside Director (the "Annual Election"), be payable to a trust in shares of common stock of the Company. The Annual
Election: (i) shall be irrevocable in respect of the one-year period to which it pertains (the "Plan Year") and shall specify the applicable percentage (in increments of 10%) of such annual retainer and meeting fees that such Outside Director wishes to direct to the trust; (ii) must be received in writing by the administrator of the Plan by the established enrollment deadline of any year in which this Plan is in effect in order to cause the next succeeding Plan Year's annual retainer and fees to be subject to the provisions of this Plan; and (iii) must specify whether the ultimate distribution of the shares of common stock to the Outside Directors will be paid, following the Outside Director's death or termination of Board service, in a lump sum or in equal annual payments over a period of two to twenty years.

     The shares shall be purchased from the Company at the Fair Market Value of the stock for the last trading day of the month in which the fees are earned and shall be credited by the trustee to the account of the Outside Director. The certificates for common stock shall be issued in the name of the trustee of the trust and shall be held by such trustee in trust for the benefit of the Outside Directors; provided, however, that each Outside Director shall be entitled to vote the shares. The trustee shall retain all dividends (which shall be reinvested in shares of common stock) and other distributions paid or made with respect thereto in the trust. The shares credited to the account of an Outside Director shall remain subject to the claims of the Company's creditors, and the interests of the Outside Director in the trust may not be sold, hypothecated or transferred (including, without limitation, transferred by gift or donation) while such shares are held in the trust.

     If the Outside Director elects to receive a lump sum distribution, the trustee of the trust shall distribute such shares of common stock free of restrictions within 60 days after the Outside Director's termination date or a later date elected by the Outside Director (no later than the mandatory retirement age of the Outside Director). If the Outside Director elects to receive a lump sum distribution, the Outside Director may, by delivering notice in writing to the administrator of the Plan no later than December 31 of the year prior to the year in which the Outside Director terminates service as a Director, elect to receive any portion or all of the common stock in the form of cash determined by reference to the Fair Market Value of the common stock as of the termination date. Any such notice to the administrator must specify whether the distribution will be entirely in cash or whether the distribution will be in a combination of common stock and cash (in which case the applicable percentage must be specified). In the case of termination of the Outside Director's service as a result of his death, payment of the Outside Director's account shall be in shares of common stock and not in cash. If an Outside Director elects to receive payments in installments, the distribution will commence within 60 days after the Outside Director's termination date and will be made in shares of common stock and not in cash. Notwithstanding anything to the contrary contained herein, any fractional shares of common stock shall be distributed in cash to the Outside Director.

SECTION 13. GENERAL PROVISIONS

  (a)  Withholding.

     The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of incentive awards in the form of Common Stock, the Employer may require the Participant to pay to the Employer the amount of any taxes required to be withheld with respect to such

Common Stock. However, the Participant may pay all or any portion of the taxes required to be withheld by the Employer or paid by the Participant with respect to such Common Stock by electing to have the Employer withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). Any such election is irrevocable and subject to disapproval by the Committee. If the Participant is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act, any such election shall be subject to the following additional restrictions:

          (i) Such election may not be made within six months of the grant of the Award, provided that this limitation shall not apply in the event of death or disability, and

          (ii) Such election must be made either six months or more prior to the Tax Date or in a Window Period (as hereinafter defined). Where the Tax Date in respect of the exercise of all or any portion of an Option is deferred until after such exercise and the Participant elects Common Stock withholding, the full amount of shares of Common Stock will be issued or transferred to the Participant upon exercise of the Option, but the Participant shall be unconditionally obligated to tender back to the Employer on the Tax Date the number of shares of Common Stock necessary to discharge with respect to such Option exercise the greater of (i) the Employer's withholding obligation and (ii) all or any portion of the holder's federal and state tax obligation attributable to the Option exercise. A "Window Period" is any period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release.

  (b)  Awards.

     Each Award hereunder shall be evidenced in writing, delivered to the Participant or Outside Director and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement, or other termination of employment of the Participant or Outside Director and the effect thereon, if any, of a Change in Control of the Company.

  (c)  Nontransferability.

     No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. Notwithstanding the above, in the discretion of the Committee, awards may be transferable pursuant to a Qualified Domestic Relations Order ("QDRO"), as determined by the Committee or its designee.

  (d)  No Right to Employment.

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

  (e)  No Rights as Stockholder.

     Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock or Stock Unit Award hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock or Stock Unit Award.

  (f)  Construction of the Plan.

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas.

  (g)  Effective Date.

     Subject to the approval of the stockholders of the Company, the Plan shall be effective on April 27, 1994. No Options or Awards may be granted under the Plan after April 26, 2004; however, all previous awards made that have not expired under their original terms at the time the Plan expires will remain outstanding.

  (h)  Amendment of Plan.

     The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16 (b) of the Act. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations.

  (i)  Amendment of Award.

     The Committee may amend, modify or terminate any outstanding Award without the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which (A) an Option or Stock Appreciation Right becomes exercisable; (B) a Performance Share is deemed earned; (C) Restricted Stock becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

  (j)  Change in Control

     In order to preserve a Participant's rights under an Award in the event of a Change in Control of the Company, the Committee in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

                                                                      APPENDIX B

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF

                        CASH AMERICA INTERNATIONAL, INC.

PURPOSE

     The Audit Committee of the Board of Directors of Cash America International, Inc. (the "Company") serves to assist the Board in fulfilling its oversight responsibilities by: (i) serving as an independent and objective party to monitor the Company's financial reporting process and internal control system, (ii) reviewing and appraising the audit efforts of the Company's independent auditor, and (iii) providing an open avenue of communication among the independent auditor, financial and senior management and the Board of Directors. In carrying out its responsibilities, the Audit Committee should pay particular attention to the special issues posed by the unique nature of the Company's consumer financial services business.

ORGANIZATION

     The members of the Audit Committee shall consist of three (3) or more directors as determined by the Board. Each of the members shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee are to have a working familiarity with basic finance and accounting practices, or acquire such a familiarity within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     The members of the Audit Committee are to be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by a majority vote of the full Committee membership.

AUTHORITY

     The Audit Committee shall have the authority to consult with special legal, accounting or other consultants to advise the Committee as circumstances may dictate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

MEETINGS

     The Audit Committee shall hold regular meetings as may be necessary and special meetings as may be called by the Chairman of the Committee. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditor in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. The Committee should meet at least three times annually, or more frequently as circumstances dictate, and make regular reports to the Board.

ROLES AND RESPONSIBILITIES

The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the Company's annual financial statements and any other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the independent auditor.

     3. Establish regular and separate reporting to the Committee by each of management and the independent auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

     4. Review with management and the independent auditor the Company's quarterly financial statements prior to their filing with the Securities and Exchange Commission. The Chair of the Committee may represent the entire Committee for purposes of this review.

     5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management, and review the extent to which such changes have been implemented.

     7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     8. Approve the fees to be paid to the independent auditor for its work relating to the Company's financial statements.

     9. On an annual basis, obtain from the independent auditor, and review and discuss with the independent auditor, a formal written statement delineating all relationships the independent auditor has with the Company and actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

     10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend to the Board the replacement of the independent auditor after a complete evaluation with the Board has been concluded.

     11. Review any significant disagreements between management and the independent auditor in connection with the preparation of the financial statements and promptly report any such disagreements to the Board in writing.

     12. Review the appointment and replacement of the senior internal auditing executive.

     13. Review any significant reports to management prepared by the internal auditing department and management's responses.

     14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and applicable Company compliance policies.

     16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (as amended by No. 89, Audit Adjustments, and No. 90, Audit Committee Communications), relating to the conduct of the audit.

     17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (b)  Any changes required in the planned scope of the internal audit.

          (c) The internal audit department responsibilities, budget and staffing.

          (d) The integrity of the Company's financial reporting process, both internal and external.

     18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

     20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate sessions to review, among other things, the independent auditor's judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's compliance policies.

                    AS ADOPTED BY THE BOARD OF DIRECTORS OF

                        CASH AMERICA INTERNATIONAL, INC.
                                 APRIL 26, 2000



                                                                                               Please mark
                                                                                               your votes as
                                                                                               indicated in   [X]
                                                                                               this example


1. Election of Directors, Nominees:                                                            FOR       WITHHELD
Jack R. Daugherty, A.R. Dike, Daniel R. Feehan, James H. Graves,                               [ ]         [ ]
B.D. Hurter, Timothy J. McKlaben, Alfred M. Micallef, Clifton H. Morris, Jr.,
Carl P. Motheral, Samuel W. Rizzo

For, except vote withheld from the following nominee(s):


-------------------------------------------------------------------------------


                                             FOR           AGAINST          ABSTAIN
2. Ratification of the appointment of
   PricewaterhouseCoopers LLP as             [ ]             [ ]              [ ]
   independent auditors for the year
   2001.

3. Approval of the proposed
   amendment to the Company's                [ ]             [ ]              [ ]
   1994 Long-Term Incentive Plan.

4. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournments thereof.


                                             Change
                                               of      [ ]
                                             Address



Signature                              Signature                             Date
         -----------------------------          ----------------------------     ------------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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

                        CASH AMERICA INTERNATIONAL, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   THE COMPANY FOR ANNUAL MEETING MAY 16, 2001

The undersigned hereby constitutes and appoints Jack R. Daugherty, Daniel R. Feehan and Hugh A. Simpson, and each of them, my true and lawful attorneys and proxies, with power of substitution, to represent the undersigned and vote at the annual meeting of shareholders of Cash America International, Inc. (the "Company") to be held in Fort Worth, Texas on May 16, 2001, and at any adjournment thereof, all of the stock of the Company standing in my name as of the record date of March 28, 2001 on all matters coming before said meeting.


                                                  (CHANGE OF ADDRESS)

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card).

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

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